UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2013

ALON USA PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35742 (Commission File Number)	46-0810241 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2013, Ella Ruth Gera was appointed to the board of directors of the general partner of Alon USA Partners, LP. The board of directors has determined that Ms. Gera meets the independence standards established by the New York Stock Exchange and Ms. Gera will serve on the board's audit committee. There are no arrangements or understandings between Ms. Gera and any other person pursuant to which she was elected as a director.

Ms. Gera is a corporate attorney, economist and founding partner of Gottlieb, Gera, Engel & Co., Advocates, a law firm specializing in international and cross-border transactions.  Ms. Gera is a member of the Israel Bar and holds an LL.B. from the Tel Aviv University and a B.A. in Economics from the Hebrew University of Jerusalem.   Ms. Gera currently serves as a director, and chairs the audit and balance sheet committees, of Tadbik Ltd, a publicly-traded company listed on the Tel Aviv Stock Exchange, as well as a director of Danred Ltd., a family-owned company.  In addition to her legal and corporate work, Ms. Gera serves the chair of the Haifa and Galilee Music Centre and is the founder and chair of the Friends of the Women’s Network.  Ms. Gera has previously served as Deputy Mayor of the Town of Kfar Shmaryahu, as the executive director of The Israel Women’s Network, (R.A.), as founder and director of the Business Circle at The Israel Democracy Institute, Israel’s leading non-partisan think tank, and has held leadership positions for numerous other civic and legal organizations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Partners, LP
		By:	Alon USA Partners GP, LLC
its general partner

Date:	November 20, 2013	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer